Exhibit 99.28(h)(ii)(1)

Execution Version

For Amendment No. 1

To

Transfer Agency Services Agreement

This Amendment No. 1 To Transfer Agency And Shareholder Services Agreement ("Amendment No. l"), dated as of August 20, 2021 ("Effective Date"), is being made by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of Forethought Variable Insurance Trust (the "Investment Company") and each Portfolio of the Investment Company listed on the Schedule B attached to this Amendment No. 1, each in its individual and separate capacity. "Funds" shall have the same meaning in this Amendment No. 1 as in the Current Agreement (as defined immediately below).

Background

BNYM and the Funds previously entered into the Transfer Agency And Shareholder Services Agreement, dated as of November 1, 2019 ("Current Agreement"). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 1.

Terms

IN CONSIDERATION of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.            Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B and replacing it in its entirety with the Schedule B attached to Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of August 20, 2021, between BNYM and the Funds.

2.            Remainder of Current Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.            Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 1.

4.            Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.            Signatures: Counterparts. The parties expressly agree that this Amendment No. 1 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 1, by a manual signature on a copy of Amendment No. 1 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 1 transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 1 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 1 or of executed signature pages to counterparts of this Amendment No. 1, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 1 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 1.

Execution Version

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 To Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 1 by Electronic Signature, affirms authorization to execute this Amendment No. 1 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 1 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Robert Jordan
Name:	Robert Jordan
Title:	Director

Forethought Variable Insurance Trust.

By:	/s/ Eric D. Todd
Name:	Eric D. Todd

On behalf of the Investment Company and each Other Fund, each in its individual and separate Capacity, as

Title:       President

Execution Version

SCHEDULE B

(Dated: August 20, 2021)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of November 1, 2019, between BNY Mellon Investment Servicing (US) Inc. and Forethought Variable Insurance Trust.

Portfolios

Global Atlantic American Funds® Managed Risk Portfolio

Global Atlantic Balanced Managed Risk Portfolio

Global Atlantic BlackRock Allocation Portfolio

Global Atlantic BlackRock Disciplined Core Portfolio

Global Atlantic BlackRock Disciplined Growth Portfolio

Global Atlantic BlackRock Disciplined International Core Portfolio

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Global Atlantic BlackRock Disciplined Small Cap Portfolio*

(merged into Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio on August 20, 2021)

Global Atlantic BlackRock Disciplined U.S. Core Portfolio*

(merged into Global Atlantic BlackRock Disciplined Core Portfolio on August 20, 2021)

Global Atlantic BlackRock Disciplined Value Portfolio

Global Atlantic BlackRock Global Allocation Managed Risk Portfolio

Global Atlantic BlackRock High Yield Portfolio

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio

Global Atlantic Goldman Sachs Core Fixed Income Portfolio

Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio*

(merged into Global Atlantic Balanced Managed Risk Portfolio on August 20, 2021)

Global Atlantic Goldman Sachs Global Equity Insights Portfolio*

(merged into Global Atlantic BlackRock Disciplined International Core Portfolio on August 20, 2021)

Global Atlantic Goldman Sachs Large Cap Growth Insights Portfolio*

(merged into Global Atlantic BlackRock Disciplined Growth Portfolio on August 20, 2021)

Global Atlantic Goldman Sachs Mid Cap Value Insights Portfolio*

(merged into Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio on August 20, 2021)

Global Atlantic Growth Managed Risk Portfolio

Global Atlantic Moderate Growth Managed Risk Portfolio

Global Atlantic PIMCO Tactical Allocation Portfolio*

(merged into Global Atlantic Wellington Research Managed Risk Portfolio on August 20, 2021)

Global Atlantic Select Advisor Managed Risk Portfolio Global Atlantic Wellington Research Managed Risk Portfolio

*            Will not appear on future versions of Schedule B

Page 3